Exhibit 99.1 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Reports Fiscal 2010 Third Quarter Results

RESTON, VA, August 9, 2010 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today announced results for the quarter ended June 30, 2010 and provided updates on continuing strategic growth initiatives.

Results of Operations

Third Quarter Fiscal 2010 Results

For the quarter ended June 30, 2010, Tier reported revenues from Continuing Operations of $39.4 million, a 10.8% decrease over the same quarter last year.  Net loss from Continuing Operations was $(0.2) million, or $(0.01) per fully diluted share, compared to net income from Continuing Operations of $0.6 million, or $0.03 per fully diluted share for the same quarter last year.  Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $7.3 million, a decrease of $1.2 million, or 13.6%, from the same quarter last year.  Both net income and adjusted EBITDA were negatively impacted by an accrual of approximately $1.2 million for severance expenses expected to be paid to our former CEO and approximately $0.1 million of legal expenses relating to corporate governance issues that we do not expect to be recurring.

Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, our EPS business reported quarterly revenues of $38.7 million, or a 9.8% decrease over the same quarter last year.

Management’s Comments

Charles W. Berger, interim Chief Executive Officer of Tier Technologies, Inc. stated, “While we continue to see significant longer term opportunities for Tier, we experienced lower revenues in our federal and state tax businesses this quarter as a result of continued poor conditions in the overall economy.  Additionally, we faced added competition in our IRS business.  Our focus on cost control paid off as we lowered our sales, marketing and general and administrative expenses enabling us to generate a positive adjusted EBITDA from Continuing Operations of $1.1 million.”

Tier defines adjusted EBITDA from Continuing Operations as net income from our Continuing Operations before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash.

The following table shows a reconciliation of net (loss)/income from Continuing  Operations to adjusted EBITDA from Continuing Operations for the three months ended June 30, 2010 and 2009 (in thousands):

	Continuing Operations
	Fiscal Quarter 3
	FY10	FY09	Change
Net (Loss)/Income	$(220)	$645	$(865)
Adjustments:
Depreciation/Amortization	1,670	1,881	(211)
Stock/Cash based Comp	(364)	877	(1,241)
Taxes	157	1	156
Less:
Other income	117	163	(46)
Adjusted EBITDA	$1,126	$3,241	$(2,115)

Adjusted EBITDA from Continuing Operations is a non-GAAP financial measure.  Tier’s management believes this measure is useful for evaluating performance against peer companies within its industry, and provides investors with additional transparency with respect to financial measures used by management in its financial and operational decision-making.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with US GAAP.  Tier’s definition used to calculate non-GAAP financial measures may differ from those used by other companies.

Liquidity

As of June 30, 2010, Tier had $62.2 million in cash and marketable securities, and $7.3 million in restricted investments, for a total of $69.5 million.  Tier has no short-term or long-term debt.

Conference Call

Tier will host a conference call Tuesday, August 10, 2010 at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial (888) 445-7818 and provide pass code TIERQ3.  The conference call is also available live via the Internet at www.tier.com.  Participants via the Web will need to provide conference ID# 3668013 and pass code TIERQ3.  A replay will be available at 8:00 p.m. Eastern Time on Tuesday, August 10, 2010 at www.tier.com or by calling (800) 753-0360 and entering conference ID # 3668013.  The replay will be available until 11:59 p.m. Eastern Time on August 25, 2010.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides over 3,900 electronic payment clients in all 50 states and the District of Columbia with enhanced payment services that include multiple payment choices, payment channels, and bill payment products and services.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients primarily through its wholly-owned subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” particularly our federal, state and local income tax and property tax verticals; the timing and the cost of consolidating our payment processing platforms and migrating our customers on to a consolidated platform; our ability to grow EPS revenue while keeping costs relatively fixed; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2010, filed with the SEC.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	June 30, 2010	September 30, 2009
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$33,081	$21,969
Investments in marketable securities	29,116	4,499
Restricted investments	1,311	1,361
Accounts receivable, net	3,250	4,790
Settlements receivable, net	8,208	10,592
Prepaid expenses and other current assets	2,301	2,239
Total current assets	77,267	45,450

Property, equipment and software, net	11,310	7,990
Goodwill	17,359	17,329
Other intangible assets, net	8,584	12,038
Investments in marketable securities	―	31,169
Restricted investments	6,000	6,000
Other assets	683	571
Total assets	$121,203	$120,547

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$230	$84
Settlements payable	16,348	13,911
Accrued compensation liabilities	4,192	3,213
Accrued discount fees	4,658	5,343
Other accrued liabilities	2,256	3,425
Deferred income	406	861
Total current liabilities	28,090	26,837
Other liabilities	1,844	1,121
Total liabilities	29,934	27,958

Contingencies and commitments

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	―	—
Common stock, $0.01 par value, and paid-in capital; shares authorized: 44,260; shares issued: 20,687 and 20,687; shares outstanding: 18,151 and 18,238	193,147	192,030
Treasury stock—at cost, 2,536 and 2,449 shares	(21,020)	(20,271)
Accumulated other comprehensive income	1	—
Accumulated deficit	(80,859)	(79,170)
Total shareholders’ equity	91,269	92,589
Total liabilities and shareholders’ equity	$121,203	$120,547

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
(in thousands, except per share data)	2010	2009	2010	2009
Revenues	$39,447	$44,213	$102,889	$102,561

Costs and expenses:
Direct costs	30,611	33,367	77,239	76,556
General and administrative	5,950	6,269	18,469	20,411
Selling and marketing	1,396	2,236	4,435	5,464
Depreciation and amortization	1,670	1,858	4,913	4,942
Total costs and expenses	39,627	43,730	105,056	107,373
(Loss)/income from continuing operations before other income and income taxes	(180)	483	(2,167)	(4,812)

Other income:
Gain/(loss) on investments	17	45	31	(54)
Gain on sale of assets	10	―	10	―
Interest income, net	90	118	388	662
Total other income	117	163	429	608

(Loss)/income from continuing operations before income taxes	(63)	646	(1,738)	(4,204)
Income tax provision	157	1	12	2

(Loss)/income from continuing operations	(220)	645	(1,750)	(4,206)
(Loss)/gain from discontinued operations, net	(180)	(408)	61	(6,072)

Net (loss)/income	$(400)	$237	$(1,689)	$(10,278)

(Loss)/earnings per share—Basic and diluted:
From continuing operations	$(0.01)	$0.03	$(0.09)	$(0.21)
From discontinued operations	(0.01)	(0.02)	―	(0.31)
(Loss)/earnings per share—Basic and diluted	$(0.02)	$0.01	$(0.09)	$(0.52)

Weighted average common shares used in computing:
Basic (loss)/earnings per share	18,151	19,458	18,153	19,635
Diluted (loss)/earnings per share	18,151	19,597	18,153	19,635

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended June 30,
(in thousands)	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,689)	$(10,278)
Less: Gain/(loss) from discontinued operations, net	61	(6,072)
Loss from continuing operations, net	(1,750)	(4,206)
Non-cash items included in net loss:
Depreciation and amortization	4,913	5,012
Provision for doubtful accounts	758	250
Deferred rent	275	—
Share-based compensation	715	1,715
(Gain)/loss on trading investments	(31)	54
Gain on sale of equipment	(10)	—
Other	(3)	21
Net effect of changes in assets and liabilities:
Accounts and settlements receivable, net	3,167	(4,305)
Prepaid expenses and other assets	(426)	(1,395)
Accounts and settlements payable and accrued liabilities	1,623	9,155
Income taxes receivable	—	(71)
Deferred income	(455)	(746)
Cash provided by operating activities from continuing operations	8,776	5,484
Cash provided by (used in) operating activities from discontinued operations	61	(5,224)
Cash provided by operating activities	8,837	260
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(23,586)	(33,956)
Maturities of available-for-sale securities	9,894	23,874
Sales of trading securities	20,325	50
Maturities of restricted investments	—	500
Purchase of equipment and software	(3,826)	(2,347)
Additions to goodwill—ChoicePay acquisition	(30)	(6,896)
Collection on note receivable	261	—
Proceeds from sale of equipment	10	—
Proceeds from sale of discontinued operations	—	1,255
Cash provided by (used in) investing activities from continuing operations	3,048	(17,520)
Cash used in investing activities from discontinued operations	—	(437)
Cash provided by (used in) investing activities	3,048	(17,957)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(749)	(3,316)
Net proceeds from issuance of common stock	—	238
Collection of note receivable	—	71
Capital lease obligations and other financing arrangements	(24)	(13)
Cash used in financing activities	(773)	(3,020)
Net increase (decrease) in cash and cash equivalents	11,112	(20,717)
Cash and cash equivalents at beginning of period	21,969	47,735
Cash and cash equivalents at end of period	$33,081	$27,018

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Three months ended June 30, 2010:
Revenues	$38,716	$731	$39,447
Costs and expenses:
Direct costs	30,280	331	30,611
General and administrative	5,830	120	5,950
Selling and marketing	1,396	―	1,396
Depreciation and amortization	1,366	304	1,670
Total costs and expenses	38,872	755	39,627
Loss from continuing operations before other income and income taxes	(156)	(24)	(180)
Other income:
Interest income	90	―	90
Gain on sale of asset	10	―	10
Gain on investments	17	―	17
Total other income	117	―	117
Loss from continuing operations before taxes	(39)	(24)	(63)
Income tax provision	157	―	157
Loss from continuing operations	$(196)	$(24)	$(220)

(in thousands)	EPS	Wind- down	Total
Three months ended June 30, 2009:
Revenues	$42,941	$1,272	$44,213
Costs and expenses:
Direct costs	32,856	511	33,367
General and administrative	6,196	73	6,269
Selling and marketing	2,235	1	2,236
Depreciation and amortization	1,404	454	1,858
Total costs and expenses	42,691	1,039	43,730
Income from continuing operations before other income and income taxes	250	233	483
Other income:
Interest income, net	118	—	118
Gain on investment	45	—	45
Total other income	163	—	163
Income from continuing operations before taxes	413	233	646
Income tax provision	1	—	1
Income from continuing operations	$412	$233	$645

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Nine months ended June 30, 2010:
Revenues	$100,621	$2,268	$102,889
Costs and expenses:
Direct costs	76,335	904	77,239
General and administrative	18,143	326	18,469
Selling and marketing	4,435	―	4,435
Depreciation and amortization	4,030	883	4,913
Total costs and expenses	102,943	2,113	105,056
(Loss)/income from continuing operations before other income and income taxes	(2,322)	155	(2,167)
Other income:
Interest income, net	388	―	388
Gain on sale of asset	10	―	10
Gain on investment	31	―	31
Total other income	429	―	429
(Loss)/income from continuing operations before taxes	(1,893)	155	(1,738)
Income tax provision	12	―	12
(Loss)/income from continuing operations	$(1,905)	$155	$(1,750)

(in thousands)	EPS	Wind- down	Total
Nine months ended June 30, 2009:
Revenues	$98,450	$4,111	$102,561
Costs and expenses:
Direct costs	74,843	1,713	76,556
General and administrative	19,578	833	20,411
Selling and marketing	5,458	6	5,464
Depreciation and amortization	3,529	1,413	4,942
Total costs and expenses	103,408	3,965	107,373
(Loss)/income from continuing operations before other income and income taxes	(4,958)	146	(4,812)
Other income:
Interest income, net	662	—	662
Loss on investment	(54)	—	(54)
Total other income	608	—	608
(Loss)/income from continuing operations before taxes	(4,350)	146	(4,204)
Income tax provision	2	—	2
(Loss)/income from continuing operations	$(4,352)	$146	$(4,206)